Exhibit 99.1

Series Name	Underlying Asset	Reg A/ Reg D	Share Price	Shares Sold In Prior 12 Months	Total Consideration
Series The New York Bred Bundle	Multiple	REG A	$225.00	19	$4,275.00
Series Clair de Lune 22	Moonlit Courage	REG A	$83.00	505	$41,915.00
Series Blue Devil	Blue Devil	REG A	$75.00	119	$8,925.00
Series Formidable Kitt 22	Elite Heat	REG A	$132.00	2,172	$286,704.00
Series Stylishly 23	Black Tie Optional	REG A	$228.00	2,296	$523,488.00
Series Malibu Bonnie 23	Munny Problem	REG A	$79.00	8,268	$653,172.00
Series Spanxamillion 23	Native Brew	REG A	$174.00	3,925	$682,950.00
Series Blip Says Bye 23	Misstrial	REG A	$78.00	9,997	$779,766.00
Series Seeking A Star 23	Sirius Pursuit	REG A	$118.00	2,999	$353,882.00
Series STG Broodmare Band	STG Broodmare Band	REG A	$235.00	5,000	$1,175,000.00
Series Thank You Note 23	Commissioned	REG A	$144.00	4,999	$719,856.00
Series Magic Belle 23	Mystical Belle	REG A	$1,200.00	300	$360,000.00
Series Just Like Lucy 23	Love Like Lucy	REG A	$77.00	5,100	$392,700.00
Series Eyepopnruby 23	My Eyes On You	REG A	$79.00	5,100	$402,900.00
Series Trust But Verify	Trust But Verify	REG A	$77.00	13,331	$1,026,487.00
Series Great Hot 23	Raging Inferno	REG A	$1,400.00	250	$350,000.00
Series Wildcat Gaze 23	Shezawildone	REG A	$196.00	3	$588.00
Series Stirred 23	Stir It Up	REG A	$150.00	2,370	$355,500.00
Series Restless Rider 23	Steel the Moment	REG A	$119.00	2,370	$282,030.00
Series Thesis Break 24	Doctorate	REG A	$87.00	5,099	$443,613.00
Series Confetti 24	Start The Party	REG A	$117.00	6,000	$702,000.00
Series Slam Dunk 24	Elevated	REG A	$122.00	9,995	$1,219,390.00
Series Bubala 24	Bold Type	REG A	$117.00	5,090	$595,530.00
Series Great Sister Diane 24	Warranted	REG A	$116.00	5,999	$695,884.00
Series Bernin Midnight 24	Bern Rate	REG A	$1,800.00	250	$450,000.00
Series Carpe Fortuna 24	Circe	REG A	$170.00	2,544	$432,480.00
Series Marsh Hawk 24	Helios	REG A	$85.00	4,596	$390,660.00
Series Broodmare Band 26	Broodmare Band 26	REG A	$224.00	3,000	$672,000.00
Series Paddock Buzz	Paddock Buzz	REG A	$302.00	1,250	$377,500.00
Series Divine Mercy 24	Absolution	REG A	$206.00	2,501	$515,206.00
Series Onthethirstyside	Onthethirstyside	REG A	$250.00	606	$151,500.00
Series Sea Worthy 24	Sea Worthy 24	REG A	$83.00	7,499	$622,417.00
Series Sing Lady Sing 24	Sing Lady Sing 24	REG A	$84.00	8,640	$725,760.00
Series Barbie on a Budget 24	Barbie on a Budget 24	REG A	$1,275.00	250	$318,750.00
Series Ali Blue 24	Ali Blue 24	REG A	$201.00	1,031	$207,231.00
Series Deep Trouble 24	Deep Trouble 24	REG A	$162.00	6,346	$1,028,052.00
Series Thepartyneverends 24	Thepartyneverends 24	REG A	$1,525.00	200	$305,000.00
Total				140,019	$18,253,111.00